Exhibit 5.2

Eckert Seamans Cherin & Mellott, LLC Two Liberty Place 50 South 16th Street, 22nd Floor Philadelphia, PA 19102	TEL 215 851 8400 FAX 215 851 8383 www.eckertseamans.com

August 16, 2017

Malvern Bancorp, Inc.

42 E. Lancaster Avenue

Paoli, Pennsylvania 19301

Re:         Shelf Registration Statement of Malvern Bancorp, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Malvern Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to which this opinion is attached, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement” and, collectively, the “Prospectus Supplements”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $55,000,000 aggregate offering price of (i) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated securities (the “Debt Securities”) to be issued pursuant to an Indenture between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”), (ii) shares of preferred stock, par value $0.01 per share, in one or more series or classes (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share (the “Common Stock”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) depositary shares (evidenced by depositary receipts) representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), or (vi) units composed of the foregoing (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares and the Units are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock or Depositary Shares. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.       The Company is incorporated as a business corporation under the Pennsylvania Business Corporation Law of 1988, as amended, and, based solely upon a certificate of subsistence issued by the Secretary of the Commonwealth of Pennsylvania, dated July 27, 2017, with respect to the Company, is presently subsisting as a corporation under Pennsylvania law, and has all requisite corporate power and authority to be the parent of Malvern Federal Savings Bank.

2.       The Company has the power to create the Debt Securities, the Warrants and the Units and has taken the required steps to authorize entering into the Debt Securities, the Warrants and the Units under the law of the Commonwealth of Pennsylvania.

3.       (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the restated certificate of incorporation of the Company, as amended (“Charter”), the by-laws of the Company (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate certificates of amendment to the Company’s Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Commonwealth of Pennsylvania, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and non-assessable.

4.       (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock), will be validly issued, fully paid and non-assessable.

5.       (a) When a depositary agreement relating to the Depositary Shares has been duly authorized (the “Depositary Agreement”), executed and delivered, the Depositary Shares have been duly authorized by the Company’s Board of Directors, and the shares of Preferred Stock represented by the Depositary Shares have been duly authorized, validly issued and delivered to the applicable depositaries, and (b) assuming that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the Depositary Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Depositary Shares, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming the depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of the Preferred Stock in accordance with the Depositary Agreement and issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and by such resolution, the depositary receipts evidencing Depositary Shares (including any depositary receipts evidencing Depositary Shares issued upon the exchange or settlement of Units exchangeable or able to be settled for Depositary Shares) will be legally issued, and will entitle holders thereof to the rights specified in the Depositary Agreement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, including indemnification remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company will remain validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the warrant agreement for any Warrants (the “Warrant Agreement”), under the unit agreement for any Units (the “Unit Agreement”) and under the Depositary Agreement for any Depositary Shares, namely, the Trustee, the warrant agent, the unit agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Unit Agreement or Depositary Agreement, as applicable; that such Indenture, Warrant Agreement, Unit Agreement or Depositary Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement, Unit Agreement, or Depositary Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Unit Agreement or Depositary Agreement, as applicable.

Our opinion is limited to the laws of the Commonwealth of Pennsylvania. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof.

This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. In addition, this opinion may be relied upon by Lowenstein Sandler LLP in its opinion, a copy of which is filed as Exhibit 5.1 to the Registration Statement.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Eckert Seamans Cherin & Mellott, LLC

ECKERT SEAMANS CHERIN & MELLOTT, LLC

MDE/JJK